                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 14, 2001, except as to the third paragraph in Note 5 which is as of May 2, 2001, relating to the financial statements and financial statement schedule, which appears in Kinder Morgan, Inc.'s Amendment No. 2 on Form 10-K/A for the year ended December 31, 2000 incorporated by reference in the previously filed registration statements on Form S-3 and Form S-1 (Registration Nos. 333-55866 and 333-55868) and by reference in this registration statement. We also consent to the reference to us under the heading "Experts" in the previously filed registration statements.

/s/ PRICEWATERHOUSECOOPERS LLP
    PricewaterhouseCoopers LLP

Houston, Texas
May 14, 2001